UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 26, 2007

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

At a meeting held on June 26, 2007, the Board of Directors of HomeBanc Corp. (the “Company”) approved and adopted the HomeBanc Mortgage Corporation 401(k) Retirement Plan, as amended and restated effective as of January 1, 2007 (as amended, the “Amended and Restated 401(k) Plan”). The Amended and Restated 401(k) Plan (1) incorporates all amendments made to the existing plan subsequent to the last amendment and restatement on April 1, 2005; (2) provides that the Company may make profit sharing or matching contributions in cash or stock, as opposed to solely in Company stock; (3) incorporates changes necessitated by changes in the Internal Revenue Code of 1986, as amended, and the Pension Protection Act of 2006, and related changes in dates and other time periods contained therein.

A copy of the Amended and Restated 401(k) Plan is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	HomeBanc Mortgage Corporation 401(k) Retirement Plan, as amended and restated effective as of January 1, 2007.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 27, 2007

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	HomeBanc Mortgage Corporation 401(k) Retirement Plan, as amended and restated effective as of January 1, 2007.